UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2026

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On February 12, 2026, the Board of Directors (the “Board”) of Rambus Inc. (the “Company”) appointed Victor Peng, age 65, to serve as a Class II director, effective immediately, and to stand for reelection at the Company’s annual meeting of stockholders to be held in 2027. In connection with Mr. Peng’s appointment, the Board resolved that the size of the Board shall be increased to eight members.

There are no arrangements or understandings between Mr. Peng and any other persons pursuant to which Mr. Peng was named a director of the Company. Mr. Peng does not have any family relationship with any of the Company’s directors or executive officers. Mr. Peng has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Mr. Peng was appointed to the Compensation and Human Resources Committee of the Board effective immediately. After giving effect to Mr. Peng’s appointment, the Compensation and Human Resources Committee is composed of Eric Stang, as chair, Steven Laub, Necip Sayiner, and Victor Peng.

As a non-employee director, Mr. Peng will receive compensation in the same manner as the Company’s other non-employee directors as described in the Company’s proxy statement for 2025 annual meeting of stockholders. The Company and Mr. Peng will enter into the standard director and officer indemnification agreement on the form that the Company enters into with its directors and officers.

On February 12, 2026, the Company issued a press release announcing Mr. Peng’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(e) Compensatory Arrangements of Certain Officers

In connection with the appointment of John Allen as Interim Chief Financial Officer, the Compensation and Human Resources Committee approved an adjustment to Mr. Allen’s compensation to provide an additional monthly salary stipend of $17,801 during the period that he serves as Interim Chief Financial Officer in addition to his base salary, and Mr. Allen will be eligible to receive a transition bonus of $150,000 for such service as Interim Chief Financial Officer. The Company and Mr. Allen have agreed to an employment agreement governing his position as Interim Chief Financial Officer, including the terms described above. The Company intends to file the employment agreement with the Securities and Exchange Commission as an exhibit to a subsequent periodic report. Mr. Allen’s compensatory arrangements are subject to review and adjustment in accordance with the Company’s applicable practices and policies.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated February 12, 2026

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026	Rambus Inc.

/s/ John Shinn
John Shinn Senior Vice President and General Counsel